Exhibit 10.1

ACRES Commercial Realty Corp.

12% Senior Notes due July 31, 2027

Dated as of August 18, 2021

OCM XAN Holdings PT, LLC
Massachusetts Mutual Life Insurance Company

Ladies and Gentlemen:

Pursuant to Section 10.2 of that certain Note and Warrant Purchase Agreement dated July 31, 2020, by and between ACRES Commercial Realty Corp., formerly known as Exantas Capital Corp. (the “Company”), OCM XAN Holdings PT, LLC (“Oaktree”) and Massachusetts Mutual Life Insurance Company (“MassMutual”) (the “Agreement”), the Company hereby notifies the holders of the Notes of its intent to prepay the Notes on August 19, 2021 (the “Prepayment Date”).  The aggregate amount of such prepayment shall be $55,291,842.94, which is comprised of principal in the amount of $50,000,000.00, interest in the amount of $328,767.12 and a make-whole amount of $4,963,075.82, which represents the Make-Whole Amount due under Section 10.6 of the Agreement reduced by $3,200,000.00.   Exhibit A is a certificate of the Chief Financial Officer of the Company setting forth the details of the computation of the Make-Whole Amount and ratable amounts due to Oaktree and MassMutual.

Pursuant to Section 10.2 of the Agreement, the Company (1) is required to pay 100% of the principal amount of any Notes prepaid, together with (i) interest accrued thereon (including applicable default interest, if any) to the date of such prepayment plus (ii) the applicable Make-Whole Amount as of the date of such prepayment and (2) notify the holder of each Note not less than 30 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period.  By countersigning this agreement, you hereby agree and accept to (i) waive the notice period set forth in Section 10.2 of the Agreement and accept the prepayment on the Payment Date; and (ii) accept $55,291,842.93 as full and complete payment of all amounts due pursuant to the Agreement, including the Make-Whole Amount due under Section 10.6 of the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

This letter may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument and the words “executed,” signed,” “signature,” and words of like import as used above and elsewhere in this letter shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

THIS LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LETTER, THE RELATIONSHIP OF THE PARTIES TO THIS LETTER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS LETTER. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER.

Sincerely,

ACRES Commercial Realty Corp.,
a Maryland corporation

/s/ David J. Bryant
Name:	David J. Bryant
Title:	CFO, SVP & Treasurer

Agreed and accepted by:

OCM XAN Holdings PT, LLC

By:	Oaktree Fund AIF Series (Cayman), L.P.
- Series G, its Manager
By:	Oaktree AIF (Cayman) GP Ltd., its General Manager
By:	Oaktree Capital Management, L.P., its Director

By:	/s/ Brian Laibow
	Name:	Brian Laibow
	Title:	Managing Director

By:	Oaktree Fund AIF Series (Cayman), L.P.
- Series N, its Manager
By:	Oaktree Fund GP AIF, LLC, its General Partner
By:	Oaktree Fund GP III, LP., its Managing Member

By:	/s/ Brian Laibow
	Name:	Brian Laibow
	Title:	Managing Director

Massachusetts Mutual Life Insurance Company

By:	/s/ Andrew Dickey
	Name:	Andrew Dickey
	Title:	Head of Alternative Investments

Exhibit A

Officer Certificate

RE: Calculation of Section 10.2 Optional Prepayments and Make-Whole Amount under section 10.6

	Assumption	$ Amount Due	Oaktree	MassMutual
Ownership %		100%	84%	16%
Principal Amount of Prepaid Notes	$50M Total	$50,000,000.00	$42,000,000.00	$8,000,000.00
Interest Accrued through Settlement Date	7/30/2021 - 8/19/2021	$328,767.12	$276,164.38	$52,602.74
Make Whole Amount – Discounted Value	See below Section 10.6	$5,663,075.82	$4,756,983.69	$906,092.13
Prepayment Penalty	Under 2 years @ 5%	$2,500,000.00	$2,100,000.00	$400,000.00
Reduction of Amounts Due		$(3,200,000.00)	$(2,688,000.00)	$(512,000.00)
Total Payment Due 8/19/21		$55,291,842.94	$46,445,148.07	$8,846,694.87

Section 10.6

Calculation of Make Whole Amount	January 2022	July 2022	Total Due
Remaining Scheduled Payments	$2,712,328.76	$2,975,342.45	$5,687,671.21
1 Year Treasury Yield as of 8/17/21	0.07%	0.07%	0.07%
Spread over Yield to Maturity	0.50%	0.50%	0.50%
Reinvestment Yield (annual rate)	0.57%	0.57%	0.57%
Discounted Value	$2,704,620.58	$2,958,455.23	$5,663,075.82
84% to Oaktree	$2,271,881.29	$2,485,102.40	$4,756,983.69
16% to MassMutual	$432,739.29	$473,352.84	$906,092.13

Certified by the Chief Financial Officer:

/s/ David J. Bryant

David J. Bryant

CFO & SVP, ACRES Commercial Realty Corp.